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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): MARCH 22, 2002



                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                     0-23150                          04-2987600
--------------                 -------------                 -------------------
(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS          01923
-------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (978) 777-4247
                                                    --------------




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ITEM 5.   OTHER EVENTS.

     On March 22, 2002, the Registrant issued a press release announcing the pricing of a public offering of 900,000 newly issued shares of its common stock at $13.00 per share. The offering is being underwritten by SoundView Technology Corporation. Ibis has granted SoundView an option to purchase up to an additional 100,000 shares of common stock to cover over-allotments, if any. All of the shares are being offered by Ibis through a prospectus supplement pursuant to Ibis's shelf registration statement, which was declared effective by the Securities and Exchange Commission on July 26, 1999.

     The information contained in the press release dated March 22, 2002 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

     Ibis filed with the Commission on March 22, 2002 a prospectus supplement, relating to the issuance and sale of the common stock. In connection with the filing of the prospectus supplement with the Commission, Ibis is filing the underwriting agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the validity of the shares of common stock being sold as Exhibit 5.1 hereto.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     1.1  Underwriting Agreement dated March 22, 2002

     5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the Offering Shares.

     99.1 The Registrant's Press Release dated March 22, 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  IBIS TECHNOLOGY CORPORATION
                                  (Registrant)



Date: March 22, 2002              /S/ DEBRA L. NELSON
                                  ----------------------------------------------
                                  Debra L. Nelson, Chief Financial Officer





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                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

1.1           Underwriting Agreement dated March 22, 2002.

5.1           Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              regarding the Offering Shares.

99.1          Press Release dated March 22, 2002